SECRETARY OF STATE

                                     [SEAL]

                                 STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that M & T NURSING SERVICES, INC. did on the TWENTY-FOURTH day of SEPTEMBER, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this TWENTY-FOURTH day of SEPTEMBER, 1996.

[seal]

/s/  Dean  Heller
Secretary  of  State

By:     /s/  signed
        Certification  Clerk